UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2014

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway E, Suite 230, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2014, Far East Energy Corporation (the “Company”) entered into the Fourth Amendment (the “Amendment”) to the Amended and Restated Employment Agreement with Michael R. McElwrath, the Company’s Chief Executive Officer (the “Employment Agreement”).

The Amendment amended the Employment Agreement to provide that all of the conditions enumerated in the definition of “Good Reason” shall have a cure period of 30 days after the Company is given notice of such Good Reason condition during which the Company may correct such Good Reason condition.  The Employment Agreement provided that the reduction of Mr. McElwrath’s Base Salary (as defined in the Employment Agreement) is a Good Reason condition.  The Amendment amended the Employment Agreement to provide that a material reduction of Mr. McElwrath’s Base Salary (as defined in the Employment Agreement) is a Good Reason condition.  The Amendment also amended the Employment Agreement to provide that any option granted to Mr. McElwrath that is vested and exercisable pursuant to the Employment Agreement shall not be exercisable after the earlier of its original expiration date or the 10th anniversary of the original date of grant of the option.

The Amendment also amended the Employment Agreement to provide that, in the event that the calculation of a Gross-Up Payment (as defined in the Employment Agreement) is less than or greater than the amount of excise tax payable to the U.S. Internal Revenue Service or other taxing authority, then the Company and Mr. McElwrath shall cooperate in any and all proceedings and claims in connection with contesting such claims or obtaining a refund in accordance with the terms of the Amendment, and the Company shall pay to Mr. McElwrath an amount equal to any additional excise tax that Mr. McElwrath paid to the U.S. Internal Revenue Service or other taxing authority or Mr. McElwrath shall pay to the Company an amount equal to any refund of excise tax for which the Company paid a Gross-Up Payment, as the case may be.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Fourth Amendment to Amended and Restated Employment Agreement, dated September 25, 2014, between Far East Energy Corporation and Michael R. McElwrath.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 26, 2014

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

10.1	Fourth Amendment to Amended and Restated Employment Agreement, dated September 25, 2014, between Far East Energy Corporation and Michael R. McElwrath.